INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 33-08054 of Oppenheimer Municipal Fund on
Form N-1A of our report dated October 19, 2001, appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional
Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche

Deloitte & Touche

Denver, Colorado
January 24, 2002